Exhibit 10.18

SECOND AMENDMENT TO
AECOM TECHNOLOGY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT,by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company”, is made with reference to the following facts:

Effective January 1, 1996, AECOM Technology Corporation adopted the AECOM Technology Corporation Supplemental Executive Retirement Plan,which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Second Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THERFORE,the AECOM Technology Corporation Supplemental Executive Retirement Plan is hereby amended, effective April 1, 2004, by amending Section 2.20 to read as follows:

“2.20                    Unlimited AECOM Pension Plan Benefit means the annual benefit the Participant would have received under the AECOM Pension Plan if:

a.                         Code Section 401(a)(17) and 415 did not apply;

b.                        the benefit was paid as a single life annuity commencing on the Participant’s Retirement Date;

c.                         there was no actuarial reduction in the AECOM Pension Plan for commencement of benefits at age 62 or later;

d.                        the AECOM Pension Plan permitted retirement at any age;

e.                         the $200,000 limitation on compensation in Section 2.11 (a) of the AECOM Pension Plan did not apply; and

f.                           Section 3.1 (a)(2) of the AECOM Pension Plan, which excludes from participation certain individuals who are eligible for the AECOM Technology Corporation Incentive Compensation Plan, did not apply.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of April 1, 2004.

AECOM Technology Corporation

By:	/s/ Stephanie A. Hunter

Title:	Corporate Secretary

Date:	March 4, 2004